Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 9, 2016, on our audits of the consolidated financial statements of Paratek Pharmaceuticals, Inc. as of December 31, 2015 and for each of the two years in the period ended December 31, 2015, included in the Annual Report on Form 10-K of Paratek Pharmaceuticals, Inc. for the year ended December 31, 2016.

/s/ CohnReznick LLP

Vienna, Virginia

May 3, 2017